SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

August 5, 2004

(Date of earliest event reported)

CELL GENESYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19986	94-3061375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Forbes Boulevard

South San Francisco, CA 94080

(650) 266-3000

(Address including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Item 5. Other Events

On August 4, 2004, Ceregene, Inc. (“Ceregene”), a privately-held company located in San Diego, California, announced that it had completed the initial closing of a $32.0 million offering of its preferred stock. As a result of the initial closing, Ceregene is no longer a majority-owned subsidiary of Cell Genesys, Inc (“Cell Genesys”). In connection with the initial closing, Cell Genesys converted a portion of a bridge loan and other convertible debt into shares of Ceregene’s preferred stock. Upon completion of the financing, Cell Genesys will hold approximately 25% of Ceregene’s capital stock on a fully-diluted basis.

Stephen A. Sherwin, M.D., chairman and chief executive officer of Cell Genesys, will continue to serve as chairman of the board of directors of Ceregene. Eugene Step, a member of the board of directors of Cell Genesys, will also continue to serve as a member of Ceregene’s board of directors.

Ceregene is focused on gene therapies for central nervous system (CNS) disorders such as Alzheimer’s disease, Parkinson’s disease and amyotrophic lateral sclerosis (ALS).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL GENESYS, INC.

Date: August 5, 2004	By:	/s/ Matthew J. Pfeffer
	Name:	Matthew J. Pfeffer
	Title:	Vice President and Chief Financial Officer (Principal Accounting Officer)